SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of The

Securities and Exchange Act of 1934

DATE OF REPORT:

February 16, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339

Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(Address of Principal Executive Offices) (Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

On February 16, 2012 the Board of Directors of Independent Bank Corp. (the “Company”) made restricted stock awards of the Company’s common stock pursuant to the Independent Bank Corp. Amended and Restated 2005 Employee Stock Option Plan (the “2005 Plan”) to the principal executive officer, the principal financial officer, and other named executive officers of the Company and/or its wholly-owned bank subsidiary Rockland Trust Company (“Rockland Trust”), as follows:

Name / Position	Shares Subject to Restricted Stock Award
Christopher Oddleifson, President and Chief Executive Officer of the Company and of Rockland Trust	18,500

Jane L. Lundquist, Executive Vice President of Rockland Trust	6,400

Gerard F. Nadeau, Executive Vice President of Rockland Trust	6,400

Edward H. Seksay, General Counsel of the Company and of Rockland Trust	3,800

Denis K. Sheahan, Chief Financial Officer of the Company and of Rockland Trust	6,400

The restricted stock awards vest over a five-year period, with one-fifth (20%) vesting in equal annual increments over the five year period from the date of grant (i.e., one-fifth vesting on each of February 16, 2013, February 16, 2014, February 16, 2015, February 16, 2016, and February 16, 2017).

The 2005 Plan is incorporated by reference to the Company’s Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders which was filed with the Securities Exchange Commission on April 5, 2011. The forms of Restricted Stock Agreement used for these awards are incorporated by reference to the Company’s Form 8-K which was filed with the Securities Exchange Commission on May 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: February 22, 2012	/s/ Denis K. Sheahan
DENIS K. SHEAHAN
CHIEF FINANCIAL OFFICER